Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

August 16, 2006

VCG Holding Corp Announces Agreement to Purchase Appaloosa Club – Colorado Springs

DENVER—(BUSINESS WIRE)—August 16, 2006—VCG Holding Corp (AMEX: PTT),

VCG Holding Corp. (VCG) has a contract to purchase the assets of Consolidated Restaurants Limited LLC dba Appaloosa Club in Colorado Springs, Colorado. The club will be operated by VCG’s wholly owned subsidiary VCG CO Springs, Inc. (See 8-K filed August 8, 2006 and Exhibit 10.24 of 10QSB June 30, 2006 filed August 14, 2006). The club is being purchased for $1,400,000 and will have a twenty year lease on the building with an option to purchase the land and building.

VCG CO Springs, Inc. will operate an adult entertainment nightclub known as PT’s Showclub / Appaloosa located, Colorado Springs, Colorado and is licensed by El Paso County for live adult entertainment. VCG has completed its due diligence, has begun the audit of financial statements, applied for the transfer of the liquor license and are in the process of completing the other necessary legal work to complete the sale. VCG expects the transaction will be completed early in the fourth quarter of 2006 and have no effect on earnings for fiscal 2006. VCG will update its earnings guidance for 2007 after the completion of the audit of the financial statements and 2007 budgets are completed for Appaloosa. VCG is excited about the addition of Appaloosa to the Colorado market and believes that the Colorado Springs area gives an economically stable market to operate.

Troy Lowrie, Chairman and Chief Executive Officer of VCG Holding Corp stated, “We believe this acquisition fits in our operating strategy and long term growth plan. We plan to continue to execute upon our two prong growth strategy to increase shareholder value as follows: acquire two nightclubs per year within our existing markets or in other desirable locations at a purchase price of less than five times cash flow and successfully manage and improve our clubs to maintain same store growth and increase profitability.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns six adult nightclubs, one upscale dance lounge and operates seven other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2005, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO

Micheal L. Ocello, President

Donald W. Prosser, CFO

VCG Holding Corporation

390 Union Blvd, Suite 540

Lakewood, Colorado 80228

Telephone:	303.934.2424
Facsimile:	303.922.0746

Email:	tlowrie@vcgh.com
dprosser@vcgh.com mocello@vcgh.com